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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported): September 11, 1997



                         WESTERN NATIONAL CORPORATION
              (Exact name of registrant as specified in charter)



        Delaware                  1-12540          75-2502064
     (State or other         (Commission File     (IRS Employer
     jurisdiction of               Number)       Identification
     incorporation)                                   Number)


             5555 San Felipe Road, Suite 900 Houston, Texas  77056
                (Address of principal executive offices)   (Zip Code)


     Registrant's telephone number, including area code:   (713) 888-7800



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Item 5.  Other  Events
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American  General  Corporation  ("AGC")  and  Western  National  Corporation
("Western National") today jointly announced a definitive agreement under which AGC will acquire the remaining 54.8% of the common equivalent shares of Western National not currently owned by AGC for a total consideration consisting of cash and AGC common stock valued at approximately $1.2 billion, or $29.75 per share, subject to adjustment under certain circumstances. The transaction, which is subject to approval by Western National's shareholders and requisite regulatory authorities, will be taxable to Western National shareholders and is expected to close in early 1998.

Item 7.  Financial Statements,Pro FormaFinancial Information and Exhibits.
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         (c)  Exhibits
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          Exhibit Number

          10.1 Agreement and Plan of Merger, dated as of September 11, 1997, among Western National, AGC, and Astro Acquisition Corp. (Incorporated by reference to Exhibit 10.1 to American General
Corporation's Form 8-K, dated September 11, 1997, File No. 1-7981).


          99.1  News  Release  issued  September  12,  1997.
(Incorporated by reference to Exhibit 99.1 to American General
Corporation's Form 8-K, dated September 11, 1997, File No. 1-7981).



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                                   SIGNATURE
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     Pursuant  to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       WESTERN NATIONAL CORPORATION

Dated:  September 12, 1997             By: /s/  Richard W. Scott
                                       -----------------------------
                                       Name:    Richard W. Scott
                                       Title:   Vice Chairman




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                                 EXHIBIT INDEX
EXHIBIT
NUMBER     DESCRIPTION
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 10.1      Agreement and Plan of Merger, dated as of September 11, 1997, among Western National Corporation, American General Corporation, and Astro Acquisition Corp.

 99.1      News  Release  issued  September  12,  1997.